SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 14, 2003

                       CHINA WIRELESS COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                       333-49388                91-1966948
-------------------------------         ------------         -------------------
(State or other jurisdiction of         (Commission             (IRS Employer
        incorporation)                  File Number)         Identification No.)


          7365 Village Square Drive #1611, Castle Rock, Colorado 80108
          ------------------------------------------------------------
          (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (720) 733-6214


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant

          Not applicable.

Item 2.   Acquisition or Disposition of Assets

          Not applicable.

Item 3.   Bankruptcy or Receivership

          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant

          On May 14, 2003, the Registrant appointed Moores Rowland as its independent accountants to audit the Registrant's financial statements for the year ended December 31, 2003. The Registrant has not consulted Moores Rowland regarding: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements and either written or oral advice was provided that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 304 promulgated under Regulation S-B.

Item 5.   Other Events and Regulation FD Disclosure

          Not applicable.

Item 6.   Resignations of Registrant's Directors

          Not applicable.

Item 7.   Financial Statements and Exhibits

          Not applicable.

Item 8.   Change in Fiscal Year

          Not applicable.

Item 9.   Regulation FD Disclosure

          Not applicable.

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

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

          Not applicable.

Item 11.  Temporary Suspension of Trading Under Registrant's Employee Benefit
          Plans

          Not applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CHINA WIRELESS COMMUNICATIONS, INC.



Date:    May 29, 2003              By: /s/ PHILLIP ALLEN
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                                       Phillip Allen, President and CEO


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